                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                 [ ] Confidential, for Use by the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ARQULE, INC.
        ----------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


        ----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1)      Amount Previously Paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:

Dear ArQule Shareholder,

We are pleased to report that during the past year, ArQule has successfully established a world leadership position in the development and application of high-throughput chemistry technologies for accelerating the discovery and development of compounds for multiple markets.

By any measure, ArQule is now the leading dedicated chemistry company in drug discovery, having partnered with seven world-class pharmaceutical and agrochemical companies to generate and optimize compounds. To date, we have also signed a total of 18 biotechnology company partnerships, while retaining shared ownership of resulting clinical candidates.

To support our efforts, ArQule has built one of the most sophisticated centers of chemistry technology and discovery in the world. We have amassed an in-house team of 51 Ph.D. scientists and 12 technical professionals with advanced degrees. We have a Scientific Advisory Board comprised of 13 academic scientists, representing structural biology, synthetic organic chemistry, mechanistic biology, structure guided design, analytical chemistry, engineering, theoretical chemistry and catalysis. These individuals open the door to the newest and most innovative chemistry technologies, giving ArQule a "first view" of the future.

In order to attract and retain employees of the highest caliber, ArQule offers its employees competitive compensation packages that provide stock option-based incentives. Our belief is that by granting options, we can give everyone at ArQule a direct economic stake in our shareholders' success. To this end, we are requesting your approval for an increase to the number of shares available for option grants of 1.5 million shares. We firmly believe that there is enormous value to be realized from the application of our chemistry based technologies in the life sciences and other markets. As a result, we are taking this important step to attract the necessary talent and motivate everyone at ArQule to continue to create value for all our shareholders.

If you have any questions about this issue, or any of the issues outlined in the proxy, please don't hesitate to call. In the meantime, we will keep you informed of our continued progress.

Sincerely,

/s/ Eric B. Gordon
Eric B. Gordon
President and CEO

                                  ARQULE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The 1998 Annual Meeting of Stockholders of ArQule, Inc., a Delaware corporation (the "Company"), will be held at The DoubleTree Guest Suites Hotel, 400 Soldiers Field Road, Boston, Massachusetts 02134 at 8:30 a.m. on Thursday, May 14, 1998 for the following purposes:

         1. To elect two directors to hold office for a term of three years and until their respective successors are elected and qualified.

         2. To approve an amendment to the Company's Amended and Restated 1994 Equity Incentive Plan to increase the aggregate number of shares of the Company's common stock as to which awards may be granted under such plan by 1,500,000 shares.

         3. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting.

         Only stockholders of record at the close of business on April 2, 1998 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                             By order of the Board of Directors,


                                             MICHAEL LYTTON, Secretary


Dated:  April 15, 1998

                                  ARQULE, INC.

                                200 Boston Avenue
                          Medford, Massachusetts 02155
                            Telephone: (781) 395-4100

                                 ---------------

                                 Proxy Statement

                                 ---------------


         The enclosed proxy is solicited on behalf of the Board of Directors of ArQule, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Thursday, May 14, 1998, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is April 15, 1998.

         The principal business expected to be transacted at the meeting, as more fully described below, will be the election of two directors and an amendment to the Company's Amended and Restated 1994 Equity Incentive Plan (the "Equity Plan").

         The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.

                      VOTING SECURITIES AND VOTES REQUIRED

         Only stockholders of record at the close of business on April 2, 1998 will be entitled to vote at the meeting. On that date, the Company had outstanding 11,942,882 shares of Common Stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. A majority in interest of the outstanding Common Stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. A plurality of the votes cast is required to elect the nominees for director. A majority of the votes cast is required to approve the proposed amendment to the Equity Plan. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy. Abstentions will not be treated as votes cast in the election of directors or the amendment to the Equity Plan.

                              ELECTION OF DIRECTORS

         The number of directors is fixed at seven for the coming year and is divided into three classes. At the meeting, two directors will be elected to hold office for three years and until their successors are elected and qualified. Allan R. Ferguson and Joseph C. Hogan, Jr., Ph.D., who are presently serving as directors, have been nominated for re-election by the Board of Directors. Unless the enclosed proxy withholds authority to vote for one or more of the nominees or is a broker non-vote, the shares represented by such proxy will be voted for the election of the directors as the Board's nominees. If either nominee is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the Board of Directors.

         The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

                                                                                                            PRESENT
                                                                                             DIRECTOR         TERM
   NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                   SINCE        EXPIRES
   ------------                  -------------------------------------------                 --------       -------


Stephen M. Dow                   Stephen M. Dow has been a director of the Company             1993          2000
Age: 42                      since its inception in December 1993. Since 1983, he
                             has been a general partner of Sevin Rosen Funds, a
                             venture capital investment firm. Mr. Dow serves as a
                             director of Citrix Systems, Inc., Corsair
                             Communications, Inc. and several privately held
                             companies.

Allan R. Ferguson*               Allan R. Ferguson has been a director of the                  1993          1998
Age: 55                      Company since its inception in December 1993. He has
                             been a general partner of Atlas Venture since 1993
                             and managing partner of Aspen Ventures since 1991,
                             both venture capital firms. From 1986 through 1991,
                             Mr. Ferguson was the President of 3i Ventures, a
                             venture capital firm. Prior to his venture capital
                             experience, Mr. Ferguson held senior level
                             positions in operations at Johnson & Johnson and
                             Damon Biotech. Mr. Ferguson serves as a director of
                             AutoImmune Inc. and several privately held
                             companies.

L. Patrick Gage,                 L. Patrick Gage, Ph.D. has been a director of the             1998          1999
Ph.D.                        Company since January 1998.  Since March 1998, Dr.
Age: 55                      Gage has been the President of Wyeth-Ayerst
                             Pharmaceuticals, a division of American Home
                             Products Corporation, a pharmaceutical company.
                             Prior to that, Dr. Gage had been employed by
                             Genetics Institute, Inc., a biopharmaceutical
                             company since 1989 in a variety of positions, most
                             recently as President.

                                                                                                            PRESENT
                                                                                             DIRECTOR         TERM
   NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                   SINCE        EXPIRES
   ------------                  -------------------------------------------                 --------       -------


Eric B. Gordon                   Eric B. Gordon has been the President, Chief                  1996          2000
Age: 50                      Executive Officer and a director of the Company
                             since January 1996. From 1987 until he joined the
                             Company, Mr. Gordon served in various capacities in
                             the United States and Europe with Pasteur Merieux
                             Connaught, a pharmaceutical company, most recently
                             as Vice President and Chief Financial Officer. In
                             addition, since 1 93 he held the additional
                             position of Chief Executive Officer of Virogenetics
                             Corporation, a partially owned joint venture
                             company and since 1994 Corporate Vice President and
                             Treasurer of Pasteur Merieux.

Joseph C. Hogan,                 Joseph C. Hogan, Jr., Ph.D. is a founder of the               1993          1998
Jr., Ph.D.*                  Com any and has served as the Chief Scientific Officer
Age: 56                      and Senior Vice President of Research and Development
                             since its inception in December 1993. Dr. Hogan has
                             served as the Chairman of the Board since January
                             1996. From 1990 until he founded the Company, Dr.
                             Hogan was the founder and president of Applied
                             Modular Chemistries, Inc., a chemistry company.

Adrian de Jonge,                 Adrian de Jonge, Ph.D. has been a director of the             1995          1999
Ph.D.                        Company since November 1995. Since October 1997,
Age: 42                      Dr. de Jonge has been a member of the Executive Board
                             of Campina Melkunie B.V., a dairy products company.
                             From 1987 until October 1997, Dr. de Jonge was
                             employed by Solvay Duphar B.V., a pharmaceutical
                             company, in a variety of positions, most recently
                             as the Vice President of Research of Solvay Duphar
                             B.V.'s Pharmaceuticals Division.

                                                                                                            PRESENT
                                                                                             DIRECTOR         TERM
   NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                   SINCE        EXPIRES
   ------------                  -------------------------------------------                 --------       -------


Michael Rosenblatt,          Michael Rosenblatt, M.D. has been a director of the               1998          1999
M.D.                         Company since April 9, 1998.  Since 1992, Dr.
Age: 50                      Rosenblatt has been the Robert H. Ebert Professor of
                             Molecular Medicine at the Harvard Medical School,
                             Chief of the Division of Bone and Mineral
                             Metabolism at Beth Israel Hospital, and the
                             director of the Harvard-MIT Division of Health
                             Sciences and Technology. Since 1993, he has also
                             been a faculty member in the department of
                             Biological Chemistry and Molecular Pharmacology,
                             Biological and Biomedical Sciences Program of the
                             Division of Medical Sciences at Harvard University.
                             Since 1996, he has been the executive director of
                             the Harvard/Beth Israel Deaconess Mount Auburn
                             Institute for Education and Research and a Harvard
                             faculty dean for academic programs at the Beth
                             Israel Deaconess Medical Center. Prior to 1992, Dr.
                             Rosenblatt was the Senior Vice President for
                             Research at Merck Sharp & Dohme Research
                             Laboratories, a pharmaceutical company. Dr.
                             Rosenblatt serves as a director of Creative
                             Biomolecules, Inc.



  *  Nominee for election as director


COMMITTEES OF THE BOARD

         The Audit Committee, which in 1997 consisted of Messrs. Ferguson and de Jonge, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of the Company's financial controls and procedures. The Audit Committee met six times in 1997. The Compensation Committee, which in 1997 consisted of Messrs. Ferguson and Dow, acts for the Board of Directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of the Company's officers and administers the Equity Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee held ten meetings in 1997. Since his election to the Board of Directors in January 1998, Dr. Gage has served on the Compensation Committee. The entire Board of Directors functions as a nominating committee, considering nominations submitted to the Chairman of the Board. The Board of Directors held eight meetings during 1997, and each director attended at least 75% of all meetings of the Board and of all committees of the Board on which he served, except Dr. de Jonge, who attended 62.5% of the aggregate of such meetings.

DIRECTOR COMPENSATION

         The directors of the Company do not receive additional compensation for their services as directors. However, all directors who are not employees of the Company are currently eligible to participate in the Amended and Restated 1996 Director Stock Option Plan (the "Director Plan").

         The Director Plan provides that each director who is not an employee of the Company and is serving as a director prior to and immediately after any annual meeting of stockholders (whether or not a director is being re-elected) receives an automatic grant of an option to purchase 3,500 shares of Common Stock. This option is fully exercisable on the date of grant. In addition, upon the initial election of a director, that is not an employee of the Company, such director receives an automatic grant of an option to purchase 7,500 shares of Common Stock. This option becomes exercisable with respect to 2,500 shares on the date of the Company's next annual meeting of stockholder from the date of grant and each of the next two annual meetings of stockholders following such annual meeting, so long as the director remains in office. The options have a term of ten years and an exercise price equal to the closing price of the Common Stock as reported by the Nasdaq National Market on the last trading day prior to the date of grant. The Director Plan authorizes the grant of stock options to purchase up to a maximum of 125,000 shares of Common Stock (subject to adjustments for stock splits and similar capital changes).

         Messrs. Ferguson, Dow, and de Jonge each received grants of options to purchase 3,500 shares in May 1997. Drs. Gage and Rosenblatt each received an option to purchase 7,500 shares on his election to the Board in January and April 1998, respectively.

                             STOCK PERFORMANCE GRAPH

         The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period from October 16, 1996 (the first trading day of the Company's Common Stock) to December 31, 1997, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on October 16, 1996. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.


                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
          ARQULE, INC., NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX AND
                        AND NASDAQ PHARMACEUTICALS INDEX

                                [GRAPH OMITTED]


                                                                      Nasdaq Stock
                                                                      Market (U.S.         Nasdaq
               Measurement Period                                      Companies)     Pharmaceuticals
             (Fiscal Year Covered)                  ArQule, Inc.         Index             Index
10/16/96                                                       100               100               100
12/31/96                                                   118.868           102.905           100.244
12/31/97                                                   173.117           126.316           103.535

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers of the Company, including Mr. Gordon, the Company's Chief Executive Officer.

         Overall Policy. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

         The Compensation Committee determines the compensation of all corporate officers, including the three most highly compensated corporate executives named in the Summary Compensation Table. The Compensation Committee takes into account the views of Mr. Gordon, the Company's Chief Executive Officer and reviews a number of compensation surveys to insure the competitiveness of the compensation offered by the Company for the purposes of recruiting and retaining key management.

         The key elements of the Company's executive compensation consist of base salary and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Gordon, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits.

         Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

         Annual salary adjustments are determined by evaluating the financial performance of the Company and of particular aspects of the business under the control of the particular executive officer. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. No particular weight is given to any of these non-financial factors.

         The base salary for 1997 for each of the executive officers, including Mr. Gordon, was based on the performance of the individual as well as a review of compensation paid to persons holding comparable positions in other biotechnology companies. Mr. Gordon was paid a base salary of $246,694 for 1997, an increase of 12% over his paid $219,808 base salary for 1996.

         Stock Options. Under the Company's Equity Plan, stock options are granted to the Company's executive officers. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over various periods of time, normally four years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and improved upon. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past.

         Conclusion. As described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                             By the Compensation Committee,

                                             Stephen M. Dow
                                             Allan R. Ferguson

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table provides summary information on the cash compensation and certain other compensation paid, awarded, or accrued by the Company and its subsidiaries to or for the Chief Executive Officer of the Company and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers").

                                                        ANNUAL COMPENSATION                   LONG-TERM
                                          -----------------------------------------------    COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                                                             OTHER ANNUAL     SECURITIES
                                                                             COMPENSATION     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY($)      BONUS         ($)          OPTIONS(#)    COMPENSATION($)
---------------------------               ----      ---------      -----     ------------    ------------   ---------------

Eric B. Gordon (1) ....................   1997       $246,694                       --               --        $88,336(2)
  President and Chief Executive           1996        219,808        --       $143,113(3)       464,920             --
  Officer                                 1995             --        --             --               --             --

Joseph C. Hogan, Jr., Ph.D ............   1997        203,892                                    35,200         30,000(4)
  Chairman of the Board, Senior           1996        171,308        --            435(5)            --         30,000(4)
  Vice President of Research and          1995        150,000        --             --               --             --
  Development and Chief Scientific
  Officer

James R. Fitzgerald, Jr.(6) ...........   1997        154,376                                    11,880
  Vice President, Chief Financial         1996         51,346        --             --           50,000             --
  Officer and Treasurer                   1995             --        --             --               --



---------------------

(1) Mr. Gordon commenced employment with the Company in January 1996. Terms of his employment are described under "Executive Employment Agreements."
(2) Consists of amount of indebtedness owed by Mr. Gordon on February 15, 1998 to the Company that was forgiven by the Company upon the achievement of certain milestones by Mr. Gordon in the fiscal year ended December 31, 1997.
(3) Consists of reimbursement of relocation expenses incurred by Mr. Gordon during the fiscal year ended December 31, 1996 in connection with his becoming an employee of the Company.
(4) Consists of amount of indebtedness owed by Dr. Hogan to the Company that was forgiven by the Company during the fiscal year ended December 31, 1996 and December 31, 1997, respectively.
(5) Consists of Medicare taxes owed by Dr. Hogan that were paid by the Company.
(6) Mr. Fitzgerald commenced employment with the Company in July 1996. Terms of his employment are described under "Executive Employment Agreements."

STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 by the Company to the Named Executive Officers:

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE OF ASSUMED
                                      NUMBER OF    PERCENT OF                                ANNUAL RATES OF STOCK
                                     SECURITIES   TOTAL OPTIONS                             PRICE APPRECIATION FOR
                                     UNDERLYING      GRANTED     EXERCISE OR                    OPTION TERM(1)
                                       OPTIONS    EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------
                                     GRANTED(#)    FISCAL YEAR  ($/SHARE)(2)      DATE         5%($)       10%($)
                                     ----------   ------------- ------------   ----------   ---------    ---------

Eric B. Gordon...................         --             --             --           --            --          --

Joseph C. Hogan, Jr., Ph.D.......     35,200(3)        3.76%       $14.125       4/3/07      $312,686    $675,136

James R. Fitzgerald, Jr..........     11,880(3)        1.27%       $14.125       4/3/07      $105,530    $227,858

---------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.
(2) The exercise price of these options is equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Company's Compensation Committee.
(3) Options granted under the Equity Plan. These options become exercisable as to 34% of the shares on April 3, 1997, 33% of the shares on January 1, 1998, and the remaining 33% to vest on January 1, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1997. No options were exercised during the fiscal year ended December 31, 1997 by any Named Executive Officer, except Mr. Gordon.

                                    SHARES                          NUMBER OF SECURITIES
                                   ACQUIRED                              UNDERLYING                 VALUE OF UNEXERCISED
                                      ON            VALUE            UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                  EXERCISE(#)   REALIZED($)(1)     AT FISCAL YEAR-END(#)(1)        AT FISCAL YEAR-END($)(2)
                                  -----------   --------------     ------------------------        ------------------------

                                                                  Exercisable   Unexercisable     Exercisable   Unexercisable
                                                                  -----------   -------------     -----------   -------------

Eric B. Gordon .................    25,000         $389,375         138,244        290,576         $3,060,446     $6,432,771
                                    11,100         $165,495

Joseph C. Hogan, Jr., Ph.D. ....         0               --          11,968         23,232         $  105,474     $  204,744

James R. Fitzgerald, Jr. .......         0               --          16,539         45,341         $  247,321     $  704,278

---------------------

(1) Based on the difference between the option exercise price of such options and the closing price of the underlying Common Stock on the date of exercise.
(2) Based on the difference between the option exercise price of such options and the closing price of the underlying shares of Common Stock on December 31, 1997 as reported by the Nasdaq National Market ($22.938).

EXECUTIVE EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Mr. Gordon and Mr. Fitzgerald. The Company agreed to employ Mr. Gordon as President and Chief Executive Officer of the Company, effective January 2, 1996, at an annual salary of not less than $225,000. In connection with this agreement, Mr. Gordon was granted options to acquire 387,434 shares of Common Stock at $0.80 per share, which vest over four years, and options to acquire 77,486 shares of Common Stock at $0.80 per share, which vested upon the achievement of certain milestones. Mr. Gordon was also provided with moving and relocation allowances. The agreement provides for continued employment until termination by either party. If Mr. Gordon is terminated by the Company without cause, the agreement provides that he will be entitled to receive his base salary, plus any benefits to which he is entitled and any options granted to Mr. Gordon which would have otherwise vested, for a period of up to six months following such termination of employment. In July 1996, the Company also made a loan in the principal amount of $250,000 to Mr. Gordon. In July 1997, the terms of the loan were amended to extend the due dates for the payments of principal and interest. Prior to the amendment, the principal amount of the loan were to be repaid in three equal annual installments beginning in October 1997. Under the amended terms, the principal amount and the accrued interest will be repaid in three equal installments beginning in February 1998. The loan bears interest at the lowest applicable federal rate of interest as published by the Internal Revenue Service. In light of the achievement of certain milestones by Mr. Gordon, the Company has forgiven the principal of $83,333 and interest thereon of $5,003 of the first payment installment of approximately $106,004 which was due in February 1998. The remaining principal of $166,667 and interest thereon is currently outstanding.

         Under Mr. Fitzgerald's Agreement, the Company agreed to employ Mr. Fitzgerald as Vice President and Chief Financial Officer of the Company, effective July 9, 1996, at an annual salary of not less than $150,000. In connection with the agreement, Mr. Fitzgerald was granted options, which vest over four years, to acquire 50,000 shares of Common Stock at $6.00 per share. The agreement provides for continued employment until termination by either party.

                  PROPOSAL TO AMEND THE EQUITY INCENTIVE PLAN

GENERAL

         The Company's Amended and Restated 1994 Equity Incentive Plan (the "Equity Plan") was readopted by the Board of Directors on October 17, 1994 and amended June 25, 1996 and was readopted by the stockholders on August 15, 1996. The Equity Plan was further amended by action of the Board of Directors on September 9, 1996, which amendment was approved by the stockholders on September 11, 1996. On April 8, 1998, the Board of Directors amended and restated the Equity Plan, subject to stockholder approval, to, among other things, incorporate the amendment discussed below.

         The purpose of the Equity Plan is to attract and retain key employees and consultants of the Company and its affiliates. The Equity Plan provides for the grant of incentive and nonstatutory stock options (the "Options") to employees and consultants of the Company and its affiliates ("Eligible Persons").

         Currently, Options may be made under the Equity Plan for up to a total of 3,200,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to employees of the Company and, in the case of nonstatutory options, to consultants of the Company or any Affiliate (as defined in the Equity Plan) capable of contributing to the Company's performance.

         As of April 2, 1998, 166 employees were eligible to participate in the Equity Plan and Options to purchase an aggregate of 2,771,788 shares of Common Stock had been granted. Pursuant to the Equity Plan, 520,922 restricted shares of Common Stock have been issued, of which 53,969 restricted shares have been cancelled. Options to purchase 146,081 shares had been cancelled, Options to purchase 177,597 shares had been exercised, and Options to purchase 2,448,110 shares remained outstanding, leaving 107,340 shares available for new Options under the Equity Plan. The closing price of the Company's Common Stock as reported by the Nasdaq National Market on April 2, 1998 was $20.625.

ADMINISTRATION AND ELIGIBILITY

         Awards are made by the Compensation Committee which has been designated by the Board of Directors to administer the Equity Plan. The Compensation Committee may delegate to one or more officers the power to make awards under the Equity Plan to persons other than officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

         Options under the Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to Option and the time at which such Options become exercisable. However, the exercise price of any incentive stock option granted under the Equity Plan may not be less than the fair market value of the Common Stock on the date of grant. The exercise price of any nonstatutory stock option is determined by the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Equity Plan. If the optionee does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then, upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the optionee as mid-term or long-term capital gain, and any loss sustained will be a mid-term or long-term capital loss. No deduction would be allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and the Company would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term, mid-term or long-term capital gain and would not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonstatutory Stock Options. No income is realized by the optionee upon the grant of a nonstatutory option. Upon exercise, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction for the Company.

PROPOSED AMENDMENT TO THE EQUITY PLAN

         The Board of Directors has voted, subject to approval of the stockholders, to increase the number of shares of Common Stock that may be subject to Awards under the Equity Plan by 1,500,000 shares to an aggregate of 4,700,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to Eligible Persons in the future.

VOTED REQUIRED

         The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the amendment to the Equity Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1997, the Company's Compensation Committee consisted of Messrs. Dow and Ferguson. None of the members of the Compensation Committee has been an officer or employee of the Company.

         Mr. Dow is a general partner of SRB Associates IV L.P., which is the general partner of Sevin Rosen Fund IV L.P., a venture capital firm and a principal stockholder of the Company. Mr. Ferguson is a general partner of Atlas Venture Associates II, L.P., which is the general partner of Atlas Venture Fund II, L.P., a venture capital firm and a principal stockholder of the Company. See "Share Ownership."

         On March 5, 1998, L. Patrick Gage, Ph.D., a director of the Company, was appointed the President of Wyeth-Ayerst Pharmaceuticals ("Wyeth-Ayerst"), a division of American Home Products Corporation ("American Home Products") after the merger of American Home Products and Genetics Institute, Inc., of which Mr. Gage was President. Wyeth-Ayerst and the Company entered into a collaborative agreement in July 1997, pursuant to which Wyeth-Ayerst subscribed to the Company's Mapping Array Program and has committed to a minimum number of Directed Array Programs. Under the collaborative agreement, Wyeth-Ayerst will pay ArQule up to approximately $28 million, which includes a $2 million equity investment in ArQule to be paid in 1998 and further payments to ArQule throughout the five year collaboration as development milestones are reached. In addition, ArQule will be entitled to royalties from sales of any products emanating from this collaboration.

         Loan to Mr. Gordon. The Company, in July 1996, made a loan in the amount of $250,000 to Eric B. Gordon, the President, Chief Executive Officer and a director of the Company, which loan is secured by shares of Common Stock issuable to Mr. Gordon upon the exercise of stock options. The payment terms of the loan were amended in July 1997 to extend the due dates of the payments of principal and interest. The loan is represented by a promissory note which is now due and payable in three equal annual installments beginning in February 1998 and bears interest at the lowest applicable federal rate of interest as published by the Internal Revenue Service. In light of the achievement of certain milestones by Mr. Gordon, the Company has forgiven the principal of $83,333 and interest of $5,003 of the first installment payment of approximately $106,004, which was due in February 1998. The remaining principal of $166,667 and interest thereon is currently outstanding.

         Loan to Dr. Hogan. The Company, in November 1995, made a loan in the amount of $120,000 to Dr. Hogan. The loan is represented by a promissory note and is secured by shares of Common Stock issuable to Dr. Hogan. The loan bears interest at the lowest applicable federal rate of interest as published by the Internal Revenue Service. The original principal amount of the loan is forgiven at a rate of 25% per year on each anniversary date of the note as long as Dr. Hogan is employed by the Company. As of April 2, 1998, $60,000 of the principal amount of the loan has been forgiven by the Company. The remaining principal and accrued interest is currently outstanding.

                                 SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 2, 1998, by (i) persons known by the Company to be beneficial owners of more than 5% of the Common Stock, (ii) the Named Executive Officers, (iii) the directors and nominees for election as directors of the Company, and (iv) all current executive officers and directors as a group.

                                                                    SHARES BENEFICIALLY OWNED (1)
                                                              ----------------------------------------
5% STOCKHOLDERS                                                 NUMBER                         PERCENT
---------------                                               ---------                        -------
Atlas Venture (2).....................................        1,154,480                         9.67%
   222 Berkeley Street
   Boston, MA  02116

Physica B.V. (3)......................................          907,734                         7.60%
   C.J. van Houtenlaan, 36
   1381 CD Weiss
   The Netherlands

Sevin Rosen Fund IV L.P. (4)..........................          658,113                         5.51%
   13455 Noel Road, Suite 1670
   Dallas, TX  75240

The Kaufman Fund, Inc. (5)............................          700,000                         5.86%
   140 E. 45 Street, 43rd Floor
   New York, NY  10017

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------
Stephen M. Dow (6)....................................          728,427                         5.94%
Allan R. Ferguson (7).................................          682,137                         5.56%
L. Patrick Gage, Ph.D. (8)............................            6,000                           *
Adrian de Jonge, Ph.D. (9)............................           22,000                           *
Michael Rosenblatt, M.D. (10).........................            6,000                           *
Eric B. Gordon (11)...................................          247,939                         2.02%
Joseph C. Hogan, Jr., Ph.D. (12)......................          599,955                         4.89%
James R. Fitzgerald, Jr. (13).........................           22,443                           *
All current directors and executive officers
  as a group (8 persons) (14).........................        2,314,901                        18.87%

---------------------

* Indicates less than 1%

(1) The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of Common Stock issuable pursuant to the outstanding options that may be exercised within sixty (60) days after April 2, 1998.

(2) Consists of (i) 664,310 shares owned by Atlas Venture Fund II, L.P. ("Atlas Venture Fund"), (ii) 375,311 shares owned by Atlas Venture Europe Fund B.V. ("Atlas Europe"), and (iii) 114,859 shares owned by Atlas InvesteringsGroep ("AIG," collectively, with Atlas Venture Fund and Atlas Europe, "Atlas Venture"). The voting and investment discretion over the shares owned by Atlas Venture Fund is exercised by the general partners of Atlas Venture Associates II, L.P., its general partner. The general partners of Atlas Venture Associates II, L.P. are Allan R. Ferguson, Barry J. Fidelman, Jean-Francois Formela and Christopher J. Spray. Because of this relationship, Allan R. Ferguson, a director of the Company, shares voting and investment discretion over such shares. Atlas Europe is a corporation wholly-owned by AIG. The voting and investment discretion over the shares owned by Atlas Europe is exercised by the managing director of AIG, Michiel A. de Haan. Three officers of AIG, Gerard H. Montanus, Hans Bosman, and Jaap van Hellemond, share voting and investment discretion with the managing director over the shares held by Atlas Europe. AIG is also a limited partner of Atlas Venture Fund.

(3) The voting and investment discretion over the shares owned by Physica B.V. is exercised by the sole director of Physica B.V., J.W.F. van Ingen.

(4) The voting and investment discretion over the shares owned by Sevin Rosen Fund IV L.P. ("Sevin Rosen") is exercised by the general partner of SRB Associates IV L.P., its general partner. The general partners of SRB Associates L.P. are Stephen M. Dow, Jon W. Bayless, Charles H. Phipps, Dennis J. Gorman, and John V. Jaggers. Because of this relationship, Stephen M. Dow, a director of the Company, shares voting and investment discretion over such shares.

(5) Information regarding the shares of Common Stock owned by The Kaufman Fund, Inc. is as of January 7, 1998 based on its Schedule 13G filed with the Company.

(6) Consists of (i) 12,000 shares of Common Stock subject to options that will become exercisable within sixty (60) days of April 2, 1998, (ii) 58,314 shares of Common Stock held in a family trust for the benefit of Mr. Dow and his wife and (iii) 658,113 shares owned by or attributed to Sevin Rosen. Mr. Dow is a general partner of SRB Associates IV L.P. which is the general partner of Sevin Rosen. Mr. Dow disclaims beneficial ownership of the shares owned by or attributed to Sevin Rosen, except to the extent of his pecuniary interest therein. See footnote (4).

(7) Includes (i) 12,000 shares of Common Stock subject to options that will become exercisable within sixty (60) days of April 2, 1998 (assuming Mr. Ferguson is re-elected as director of the Company at the 1998 Annual Meeting of Stockholders) and (ii) 664,310 shares owned by Atlas Venture Fund. Mr. Ferguson is a general partner of Atlas Venture Associates II, L.P., which is the general partner of Atlas Venture Fund. Mr. Ferguson disclaims beneficial ownership of the shares owned by Atlas Venture Fund, except to the extent of his pecuniary interest therein. See footnote (2).

(8) Consists of 6,000 shares of Common Stock subject to options that will become exercisable within sixty (60) days of April 2, 1998.

(9) Consists of (i) 12,000 shares of Common Stock subject to options that will become exercisable within sixty (60) days of April 2, 1998 and
         (ii) 10,000 shares of Common Stock owned by Dr. de Jonge's wife.

(10) Consists of 6,000 shares of Common Stock subject to options that will become exercisable within sixty (60) days of April 2, 1998. Dr. Rosenblatt was elected as a director of the Company on April 9, 1998.

(11) Includes (i) 235,103 shares of Common Stock subject to options that are presently exercisable and (ii) 1,500 shares of Common Stock held in trust for the benefit of his children.

(12) Consists of (i) 23,584 shares of Common Stock subject to options that are presently exercisable, (ii) 458,973 shares held by The Hogan Family Limited Partnership, of which Dr. Hogan and his wife are the general partners, and (iii) 117,398 shares that represent Dr. Hogan's pro rata ownership interest in the shares currently owned by Legomer Technologies, Inc.

(13) Includes 20,460 shares of Common Stock subject to options that are presently exercisable.

(14) Includes 327,147 shares of Common Stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 2, 1998. See footnotes (6), (7), (8), (9), (10), (11), (12), and (13).

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers and directors are required under
Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

         Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1997 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements, except that Dr. de Jonge a director of the Company, reported in a Form 5 filed on February 11, 1998 the purchase by his spouse of 10,000 shares of Common Stock, for which a Form 4 was due on December 10, 1996.

                         INFORMATION CONCERNING AUDITORS

         The firm of Price Waterhouse LLP, independent accountants, has audited the Company's accounts since the inception of the Company and will do so for 1998. Representatives of Price Waterhouse LLP have been invited to attend the Annual Meeting.

                              STOCKHOLDER PROPOSALS

         The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 1999 Annual Meeting of Stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at 200 Boston Avenue, Medford, Massachusetts, 02155, attention: James R. Fitzgerald, Jr., no later than December 16, 1998.

                                  OTHER MATTERS

         The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

         IN ADDITION TO THE COMPANY'S ANNUAL REPORT, WHICH HAS BEEN MAILED TO STOCKHOLDERS, ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF THE COMPANY'S FORM 10-K SHOULD BE ADDRESSED TO JAMES R. FITZGERALD, JR., CHIEF FINANCIAL OFFICER, 200 BOSTON AVENUE, MEDFORD, MASSACHUSETTS, 02155.

                                  ARQULE, INC.

                              AMENDED AND RESTATED

                           1994 EQUITY INCENTIVE PLAN

             As amended by the Board of Directors on April 8, 1998,
                         Subject to Stockholder Approval


Section 1.  PURPOSE

         This ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan (the "Plan") amends and restates the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan by providing for the grant of equity incentives of various forms in the Company. The purpose of the Plan is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  DEFINITIONS

         "Affiliate" means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, "Control" (and with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan or any Award previously granted under the 1994 Equity Incentive Plan of the Company or the Amended and Restated 1994 Equity Incentive Plan of the Company as in effect prior to date this Plan was adopted by the Board of Directors.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

         "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan. If a Committee is authorized to grant Options to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively. Until such committee is appointed, "Committee" means the Board.

         "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means ArQule, Inc.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

         "Effective Date" means October 28, 1994.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under
Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3. ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4. ELIGIBILITY

         All employees and, in the case of Awards other than Incentive Stock Options, and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5. STOCK AVAILABLE FOR AWARDS

         (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 4,700,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the

Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6. STOCK OPTIONS

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

         (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

         (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

         (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7. STOCK APPRECIATION RIGHTS

         (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

         (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8. PERFORMANCE SHARES

         (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

         (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9. RESTRICTED STOCK

         (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10. STOCK UNITS

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11. OTHER STOCK-BASED AWARDS

         (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

         (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12. GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

         (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

         (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
(ii) cash payments in lieu of or in addition to an Award.

         (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

         (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

         (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (k) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

Section 13. MISCELLANEOUS

         (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

         (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                   -----------------------------------------


This Plan was approved by the Board of Directors on April 8, 1998.

This Plan shall be voted on by the stockholders at the Annual Meeting of Stockholders scheduled for May 14, 1998.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  ARQULE, INC.

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1998

The undersigned stockholder of ArQule, Inc. (the "Company") hereby appoints James R. Fitzgerald, Michael Lytton, and Lynnette C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 14, 1998, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

                 (Continued and to signed on the reverse side)

                                                                -------------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                -------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                  ARQULE, INC.

                                  May 14, 1998



                Please Detach and Mail in the Envelope Provided


/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.
                               WITHHELD
                   FOR        from both
               both nominees   nominees
1. Proposal        / /           /  /      Nominees: Allan R. Ferguson
   to elect                                          Joseph C. Hogan, Jr., Ph.D.
   directors

FOR, except vote withheld from the following nominees:

____________________________________________.




Signature______________________________________  Date_____________________, 1998



                                                 FOR        AGAINST    ABSTAIN
2. To approve an amendment to the Company's      / /          / /        / /
   Amended and Restated 1994 Equity Incentive
   Plan to increase the aggregate number of shares of the Company's common stock as to which awards may be granted under such plan by 1,500,000 shares.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no specification is made, this proxy will be voted for proposals 1 and 2. In their discretion, the proxies are also authorized to vote upon such matters as may properly came before the meeting.



Signature______________________________________  Date_____________________, 1998
                (IF HELD JOINTLY)


Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.